Exhibit 99.1

SKYX Signs Merger with Leading U.S. AI Smart Home Silicon Valley Backed Company Deako, Aiming to Lead the Smart Home, Builder & Hotel Markets with Their Combined Platform Technologies

In the Past 5 Years Deako Has Shipped Over 32 million Units of Its Technologies Including Its Smart Home Plug-In Wall Switches, with Over $26M in Revenues in 2025

Deako is a Leading Technology Supplier to Over 50 U.S. Builders Including D.R. Horton, Toll Brothers, Risewell Homes, Adams Homes, Maronda Homes, Shea Homes, Schumacher Homes, Among Others, and is Expected to Fast Track SKYX’s Technologies to the Vast Builder Market

Deako’s Lead Investor and Board Member, Include Paul Jacobs, former Chairman and CEO of Qualcomm, and Board Member Marwan Fawaz, former CEO of Nest

SKYX and Deako Management will Hold a Conference Call Today, September 10, 2026, at 8:30 a.m. Eastern Time, to Discuss Merger Aspects. See below for dial-in information.

MIAMI, September 10, 2026 (GLOBE NEWSWIRE) — SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), an award winning highly disruptive advanced safe-smart home and AI platform technology company with over 100 U.S. and global pending and issued patents and a portfolio of 60 lighting and home décor websites, with a mission to make homes and buildings become advanced, safe and smart instantly as the new standard, today announced it has signed a merger agreement with U.S. AI smart home Silicon Valley backed company Deako Inc., aiming to lead the AI smart home, builder and hotel markets with their combined plug and play smart home and AI platform technologies.

Merger Agreement Highlights and Economics

●	Deako Inc. is a smart home AI platform and intelligent lighting company with 20 U.S. and global patents and patent pending applications for plug & play advanced, smart home and AI activated lighting wall switches.
●	The merger agreement between SKYX and Deako will enable SKYX to address from A-to-Z the smart electronic real estate of electrical outlet boxes in homes and buildings including wall outlets, wall switches and ceiling outlet boxes for smart home and safety products, lighting, ceiling fans, smoke detectors, among others, all with advanced and smart home plug & play solutions.
●	Most smart home solutions today require time-consuming and costly wired installation and address only part of the A-to-Z opportunity, while the SKYX Deako merger is aiming to facilitate an entire A-to-Z solution, all plug & play for advanced, smart home AI platforms and products.
●	Based on SKYX technology’s safety aspects, during the past years its safe instant plug & play ceiling outlet receptacle system has received vote approvals from U.S. leading building safety standardization organizations including 10 segments in the NFPA-NEC code book (National Fire Protection Association / National Electrical Code) and its technology’s specifications received an approval vote by ANSI/NEMA as a standard.
●	In the past 5 years Deako has shipped over 32 million units of its technologies including its smart home plug-in wall switches, with over $26 million in revenue in 2025.

●	Deako is a leading technology supplier to the builder market with over 50 U.S. builders, including D.R. Horton, Toll Brothers, Risewell Homes, Adams Homes, Maronda Homes, Shea Homes, Schumacher Homes, among others.
●	The merger is expected to fast track SKYX’s technologies and products into Deako’s vast builder market footprint of over 50 U.S. builders, including those named above. Additionally, the merger will open the door for Deako’s products into SKYX projects including Marriott and European hotels, Miami’s $4 billion Smart City, among others.
●	The SKYX Deako merger is expected to increase Deako’s SKU count to the builder, hotel and pro markets five-fold.
●	Why are all cars smart while 90% of homes are not? The main reason and barrier are the complexity, time consuming, costly and rigorous wiring installation. The SKYX Deako merger provides an instant smart home safe plug & play solution for homes, buildings, hotels among others.
●	The merger is expected to provide deployment opportunities of millions of combined products into the builder, hotel and pro market and future recurring revenue opportunities from plug & play product interchangeability, AI services, monitoring, subscriptions, licensing, among others.
●	The merger will enable significant cost saving synergies including overhead consolidation in software, accounting, general administration, sourcing, efficiency optimization and other benefits.
●	Deako’s Founder and CEO is Derek Richardson, former sales leader in prominent tech companies Blackberry and Cypress. Derek will remain CEO of Deako and will lead SKYX’s growth including to the builder, hotel, and pro markets.
●	Deako’s Board members include Paul Jacobs (former Qualcomm Chairman and CEO), Marwan Fawaz (former CEO of Nest), and Executive Chairman, Scott Vertrees.
●	As consideration for the merger SKYX will issue common stock, equal to 18.46% of the Company, totaling 25,000,000 shares subject to up to a 2-year lockup/leak out agreement (1-year full lock up, in addition to 9-12 months leak out) with Rule 10b5-1 trading plan.
●	Post merger, current SKYX’s shareholders will own 84.4% of the Company and Deako’s shareholders and lender collectively will own 15.6%.
●	In addition, SKYX will pay Deako’s lender a payment of $4M by closing and issue a note of $8.5M, with $2.25M paid in Q-1 2027, and the remaining $6.25M in Q-4 2027.
●	The merger will expand the collective patent portfolio where SKYX has over 100 patents and pending applications and Deako with 20 patents and patent pending applications to over 120 patents and patent pending applications, related to platforms, smart home, AI and plug & play products.

Paul Jacobs, Deako Board Member, former Chairman and CEO of Qualcomm, said: “Throughout my career, I have been deeply involved in building ecosystems and platforms to integrate diverse capabilities into smartphones and other devices. The merger of SKYX Platforms and Deako brings together two synergistic platforms for the home. To date, the smart home has advanced slowly device by device. SKYX combines its position at the ceiling, its all-in-one smart home hub and AI platform and its safe plug & play ceiling outlet receptacle, with Deako’s wall receptacle, intelligent switches and more than 32 million products already shipped into homes. Together they provide the electronic real estate of homes, buildings and hotels, where power, control, sensing and AI intelligence will naturally live. This merger can drive the new standard for safe, smart and AI intelligent homes.”

Marwan Fawaz, Deako Board Member and former CEO of Nest, said: “Smart home solutions have historically been overly complicated to bring to market; they need an easier and more intuitive consumer experience. The combination of SKYX and Deako provides a broad array of products to solve these complex and challenging problems in the home with innovation, simplicity, and safety in mind. Going forward, the combined companies will work in tandem with the large technology/AI providers to capitalize on the tsunami of innovation coming to the intelligent home experience.”

Steve Schmidt, President of SKYX and former CEO of A.C. Nielsen, said: “We are excited about the SKYX Deako merger. I strongly believe that our combined plug & play platform technologies with vast electronic real estate and endless offerings including home safety sensors, smart home sensors, AI intelligence and much more will be game-changing for the smart home, building and hotel industries. Working with Rani for many years, I would emphasize that this merger and its growth potential really demonstrate how Rani’s vision, and business acumen are as unique as his inventing capabilities.”

Derek Richardson, CEO and Founder of Deako Inc., said: “We are very excited for our merger with SKYX and its game-changing platform technologies, including its all-in-one smart home and AI platform technology, as well as its plug & play ceiling outlet receptacle platform that was voted by ANSI / NEMA and NFPA – NEC based on its significant safety aspects. The smart home is won or lost at the moment a house is being built — that’s why we built Deako for the builder channel first. As the intelligent home emerges, the electronic real estate inside a house becomes critical infrastructure, and the ceiling and the wall are everything. Joining SKYX pairs what we’ve built at the wall with what they’ve built at the ceiling that maximizes performance of smart home products and gives builders one complete, plug-and-play solution instead of a collection of parts.”

Rani Kohen, Founder and Executive Chairman of SKYX Platforms, said: We are very excited for our merger with Deako and its team members. We strongly believe that the SKYX Deako combined platform technologies, patent portfolio, and collective teams, will significantly grow our market penetration in the builder, hotel and pro market and will offer future additional recuring revenue opportunities from plug & play product upgrades, AI services, monitoring, subscriptions, licensing, among others. The SKYX-Deako merger and its terms provide tremendous value validation of our technologies, including our vast global patent portfolio and our safety-related building code approvals by NFPA-NEC and ANSI/NEMA, while also delivering significant value to our shareholders.

For more information about Deako: Click Here

For a video demo of SKYX’s technologies: Click Here

Dial In Information

Participating Management

SKYX Representatives

Deako Representatives

Conference Call and Webcast Details

Date: Thursday, September 10, 2026

Time: 8:30 a.m. Eastern Time

U.S. dial-in: 1-877-407-0792

International dial-in: 1-201-689-8263

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1775971&tp_key=18e7862478

Participants should connect approximately 10 minutes before the scheduled start Participant Listening: 1-877-407-0792 or 1-201-689-8263

Call me™:

https://callme.viavid.com/viavid/?callme=true&passcode=13760591&h=true&info=company&r=true&B=6

- Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ link for instant telephone access to the event.

- Call me™ link will be made active 15 minutes prior to scheduled start time.

Telephone replay

A telephone replay will be available approximately three hours after the call through October 10, 2026, at 11:59 p.m. Eastern Time.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay access ID: 13762632

About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced, safe, smart and AI platform technologies, with over 100 U.S. and global patents and patent pending applications. Additionally, the Company owns 60 lighting and home décor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://www.skyx.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and statements include, but are not limited to, risks relating to the merger, including risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the merger agreement or the merger, the outcome of any litigation that the Company or Deako may become subject to relating to the merger, the extent of, and the time necessary to obtain, any regulatory approvals that may be required for completion of the merger, risks of disruption to the Company’s business as a result of the public announcement of the merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or other agreements relating to the merger, an inability to complete the merger in a timely manner or at all, including due to a failure of any condition to the closing of the merger to be satisfied or waived by the applicable party, a decline in the market price for the Company’s common stock if the merger is not completed, risks that the merger disrupts current plans and operations of the Company or Deako and potential difficulties in Company or Deako employee retention as a result of the merger, the Company’s ability to pay the interest and principal on the promissory notes to be issued in connection with the merger, and the ability to implement business plans, forecasts and other expectations after the completion of the merger, realize the intended benefits of the merger, and identify and realize additional opportunities following the merger. Such risks and uncertainties also include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s ability to expand its market presence and control the market following the merger with Deako; the Company’s ability to achieve positive cash flows; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Investor Relations Contacts:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

Ronald A. Both

Encore Investor Relations

rb@encore-ir.com